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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):             February 3, 2000


                              THE BIGHUB.COM, INC.
             (Exact name of registrant as specified in its charter)


        FLORIDA                     000-27107                 65-0580634
    (State or other                (Commission             (I.R.S. Employer
     jurisdiction                  File Number)            Identification No.)
    of incorporation)

                           2939 Mossrock, Suite 100
                             San Antonio, Texas                     78230
                   (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code:      (210) 979-9228


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ITEM 5.  OTHER EVENTS

         On each of February 3, 2000 and March 8, 2000, The BigHub.com, Inc., a Florida corporation (the "Company") sold for cash One Million Two Hundred Fifty Thousand (1,250,000) shares of its common stock (each, a "Share"; collectively, the "Shares") to accredited investors at a purchase price of Two Dollars ($2.00) per Share, in transactions exempt from registration under Rule 506 promulgated under Regulation D of the Securities Act of 1933, as amended. The proceeds of the sales will be used by the Company primarily as working capital.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  THE BIGHUB.COM, INC.


Date: March 17, 2000                              By: /s/ Chet Howard
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                                                      Chet Howard
                                                      Chief Financial Officer